Exhibit 99.2

Verso Announces Preliminary Results of 2019 Annual Meeting of Stockholders

Pixelle Transaction Approved by Stockholders; Expected to Close in Early February 2020

MIAMISBURG, Ohio – February 3, 2020 – Verso Corporation (NYSE: VRS) ("Verso" or the "Company") today announced preliminary results of matters voted upon during its 2019 Annual Meeting of Stockholders held on January 31, 2020.

Preliminary results of the voting at the annual meeting indicate that stockholders:

•	Elected Dr. Robert K. Beckler, Sean T. Erwin, Jeffrey E. Kirt, Randy J. Nebel, Adam St. John, and Nancy M. Taylor by plurality voting to serve as directors for a term expiring at Verso’s 2020 annual meeting of stockholders and remaining in office until their respective successors are elected and qualified;
•	Approved the sale of the Company’s Androscoggin and Stevens Point mills, pursuant to the Membership Interest Purchase Agreement, dated as of November 11, 2019, by and between Pixelle Specialty Solutions LLC, Verso Paper Holding LLC and Verso (the “Pixelle Transaction”) with more than 70% of the outstanding shares voted in favor;
•	Approved the proposal to adjourn or postpone the Annual Meeting with the votes cast in favor of this proposal exceeding 68% of the shares deemed present at the meeting and entitled to vote on the proposal; the annual meeting was not adjourned or postponed under this proposal because the Pixelle Transaction was approved by at least the majority vote;
•	Approved three amendments to Verso’s Amended and Restated Certificate of Incorporation to (a) change the supermajority vote requirement for stockholders to remove directors to a majority vote requirement, (b) change the supermajority vote requirement for stockholders to amend Verso’s Bylaws to a majority vote requirement and (c) change the supermajority vote requirement for stockholders to amend certain provisions of Verso’s Certificate of Incorporation to a majority vote requirement with more than 85% of the outstanding shares voted in favor in each case;
•	Approved, on an advisory basis, the compensation of Verso’s named executive officers as disclosed in the Proxy Statement dated December 27, 2019, with the votes cast in favor of this proposal exceeding 65% of the shares deemed present at the meeting and entitled to vote on the proposal;
•	Ratified the appointment of Deloitte & Touche LLP to serve as Verso’s independent registered public accounting firm for the years ending December 31, 2019, and December 31, 2020, with the votes cast in favor of this proposal exceeding 94% of the shares deemed present at the meeting and entitled to vote on the proposal;
•	Did not approve, on an advisory basis, the adoption of the stockholder rights plan with shares voting against this proposal and shares abstaining together comprising more than 79% of the shares deemed present at the meeting and entitled to vote on the proposal;
•	Approved, on an advisory basis, the majority vote requirement for election of directors with the votes cast in favor of this proposal exceeding 64% of the shares deemed present at the meeting and entitled to vote on the proposal; and
•	Approved the stockholder proposal to repeal any amendments to Verso’s Amended and Restated Bylaws adopted after June 26, 2019, with more than 79% of the outstanding shares voted in favor. Because the Board has not adopted any amendments to the Amended and Restated Bylaws since June 26, 2019, the vote on this proposal will have no effect.

Also, in connection with the previously announced cooperation agreement between the Company and Lapetus Capital II LLC, and affiliates of Atlas Holdings LLC and Blue Wolf Capital Advisors IV, LLC, Marvin Cooper will be appointed to the vacancy on the Board for a term expiring at Verso’s 2020 annual meeting of stockholders and until his successor is elected and qualified.

Verso expects that the Pixelle Transaction will close in early February 2020. The Verso Board of Directors will announce how it intends to return net cash proceeds from the transaction of up to $282 million and not less than $225 million to stockholders as soon as practicable following the closing of the Pixelle Transaction.

Final tabulations of the voting results will be filed on a Current Report on Form 8-K with the Securities and Exchange Commission after they are certified by the Company’s independent inspector of elections.

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of specialty and graphic papers, packaging and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or "Securities Act," and Section 21E of the Securities Exchange Act of 1934, as amended, or "Exchange Act." Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend" and other similar expressions. They include, for example, statements relating to our business and operating outlook; assessment of market conditions; and the growth potential of the industry in which we operate. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management's current beliefs, expectations and views with respect to future developments and their potential effects on us. Actual results could vary materially depending on risks and uncertainties that may affect us and our business. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the long-term structural decline and general softening of demand facing the paper industry; our exploration of strategic alternatives, including the possible sale or merger of our entire company or a material portion of our business and our ability to consummate any such strategic transactions, including the proposed sale of our Androscoggin Mill and Stevens Point Mill; the risk that the purchase agreement for the sale transaction would limit our ability to pursue other strategic alternatives to the sale transaction; the risk that the purchase agreement for the sale transaction might expose us to contingent liabilities;; the risk that the pending sale transaction could create unknown impacts on our future prospects; the risk that the amount of net proceeds that we would receive from the sale transaction is subject to uncertainties; the risk that stockholders are not guaranteed to receive any of the proceeds from the sale transaction; the risk that management could spend or invest the net proceeds from the sale transaction in ways against stockholders' wishes; the risk that some of our executive officers might have interests in the sale transaction that might be in addition to, or different from, stockholders' interests; the risk that our business following the sale transaction would be reduced and less diversified; the risk that we would be unable to compete with respect to certain specialty paper products for two years after the closing of the sale transaction;; the risk that an event, change or other circumstances could give rise to the termination of the sale transaction; the risk that failure to consummate the sale transaction might materially and adversely affect our business, financial condition and results of operation; the risk that a condition to closing of the sale transaction may not be satisfied; the risk that we would be required to pay a termination fee if the purchase agreement for the sale transaction is terminated under specified circumstances; the timing to consummate the sale transaction; the risk that any announcement relating to the sale transaction could have adverse effects on the market price of our common stock; the risk of and the outcome of any pending or threatened litigation related to the sale transaction; the risk of disruption from the sale transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on transaction-related issues; our adoption of a limited duration stockholder rights plan and its ability to delay or discourage a merger, tender offer or change of control;; developments in alternative media, which have and are expected to continue to adversely affect the demand for some of our key products, and the effectiveness of our responses to these developments; intense competition in the paper manufacturing industry; our dependence on a small number of customers for a significant portion of our business; any additional closure and other restructuring costs; our limited ability to control the pricing of our products or pass through increases in our costs to our customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; our ability to continue to execute and implement our strategic plan; our initiatives to improve our financial and operational performance and increase our growth and profitability; our future operational and financial performance;; the future effect of our strategic plan on our probability, growth and stockholder return; and the potential risks and uncertainties described in Part I, Item 1A, "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2018, as amended, Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," Part II, Item 1A, "Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and "Risk Factors Relating to the Sale Proposal" of our definitive proxy statement filed with the SEC on December 30, 2019, as such disclosures may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent annual reports on Form 10-K and quarterly reports on Form 10-Q. We assume no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

For further information:

Media Contacts:

Shawn Hall

Director, Communications

(937) 528-3700

shawn.hall@versoco.com

or

Steve Frankel / Nick Lamplough / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Contact:

(937) 528-3220

investor.relations@versoco.com